Exhibit 99.1

Network Engines Announces Financial Results for the Fourth Quarter and
                         Fiscal 2007 Year End


    CANTON, Mass.--(BUSINESS WIRE)--Nov. 8, 2007--Network Engines, Inc. (NASDAQ: NENG), a leading provider of storage, security and communications server appliance products and services, today reported financial results for its fiscal fourth quarter and full year ended September 30, 2007.

    Fourth Quarter Financial Performance

    -- Net revenues of $35.1 million, an increase of 12 percent compared to $31.3 million in the fiscal fourth quarter of 2006, greater than guidance of $28 million to $31 million.

    -- Gross profit of 18.8 percent of net revenues compared to 17.5 percent in the fiscal fourth quarter of 2006, in line with guidance of 18 to 19 percent.

    -- Operating expenses of $5.2 million, including $535,000 of stock-based compensation expense, below guidance of $5.6 million to $5.9 million. Operating expenses compared to $5.9 million, including $624,000 of stock-based compensation, in the fiscal fourth quarter of 2006.

    -- Net income on a GAAP basis was $1.8 million or $0.04 per share, which included $582,000 of stock-based compensation charges, better than the guided range of $200,000 to $600,000, including an estimated $600,000 of stock-based compensation expense. Net income on a GAAP basis compared to a net loss of $(258,000), or $(0.01) per share, in the fourth fiscal quarter of 2006.

    -- Non-GAAP net income, which excludes the stock-based compensation expenses, was $2.4 million, or $0.06 per share, exceeding guidance of between $800,000 and $1.2 million.
        Non-GAAP net income compared to $406,000, or $0.01 per share, in the fourth fiscal quarter of 2006.

    -- Cash and cash equivalents totaled $44.4 million at the close of the quarter, compared to $40.1 million at the end of June 2007 and exceeding guidance of $38 million to $40 million.

    "We are pleased to report a strong fourth quarter, characterized by improved year-over-year results, which helped conclude an exciting year for Network Engines," said Greg Shortell, President and Chief Executive Officer of Network Engines. "Higher than expected revenue from our primary customer and continued management of our expenses enabled Network Engines to report significant growth in profitability for the quarter and generate $4.3 million in cash. Through the ongoing execution of our strategy, we generated a quarterly operating profit of $1.4 million and, based on the strength of the quarter, were able to generate an operating profit for fiscal 2007 as well."

    EMC comprised 86% of total revenues during the fiscal fourth quarter, compared to 84% in the year ago quarter and 81% in the June 2007 quarter. The fiscal fourth quarter was the first quarter of volume shipments of EMC's recently announced low power, higher capacity Centera platform. Revenues from other customers were $5.0 million in the 2007 fiscal fourth quarter which was the same as in the year-ago quarter. Revenues from Network Intelligence are now being included under EMC revenues since its acquisition by EMC in September 2006. Excluding Network Intelligence revenues from the year-ago quarter, revenues from other customers were up 23% compared with the fiscal fourth quarter of 2006. This growth was driven by an increase of revenue from new customer design wins secured in fiscal 2007, which includes ongoing service of Microsoft Whale customers. Revenues from fiscal 2007 new customer design wins accounted for $2.4 million in the September 2007 quarter compared to $1.4 million in the June 2007 quarter.

    As announced on October 12, 2007 Network Engines completed its acquisition of Alliance Systems, Inc. The acquisition of Alliance Systems, which has more than 250 active customers, diversifies Network Engines future revenue through an increased customer base. The combined company is expected to realize economies of scale based on similarities in their business models, compatible approach to development of system solutions, complementary focus on OEM customers, and use of compatible IT systems. The acquisition is expected to be immediately accretive to Network Engines' earnings on a non-GAAP basis, which excludes stock compensation and the effects of acquisition-related charges including amortization of intangible assets and restructuring charges.

    "While our longstanding relationship with EMC remains strong, we made organic progress in diversifying our customer base with new customer design wins during the quarter and fiscal year through our focused sales strategy. Our acquisition of Alliance Systems accelerates our progress in this diversification initiative," added Mr. Shortell.

    Recent Operational Highlights

    -- Announced acquisition of Alliance Systems, Inc., which brings Network Engines into important new vertical markets, creates opportunities to strengthen its competitive position by delivering a broader set of products such as Network Engines' ACE Linux and NEWS, and Alliance Systems' logistics and on-site service capabilities in the Americas, EMEA and Asia.

    -- Achieved sales goal of adding 10 new appliance design wins in the second half of fiscal 2007, bringing the total to 24 new design wins for the fiscal year.

    -- Introduced the new Virtual Appliance Solution service, which enables Independent Software Vendors to meet the growing demand for virtual appliances from enterprise customers.

    "The strength of our business depends on our ability to grow and diversify our customer base, expand our relationships with our existing customers and develop innovative products and services," Mr. Shortell remarked. "Looking at the past quarter, we have made progress against each of these initiatives. Our sales team exceeded its stated goals for new design wins for the year, and we are beginning to see the results of our effort as we bring more of these customers online and generate revenue in the coming quarters. In addition, we continued to introduce new innovative solutions for our customers."

    "While we are pleased with the progress we made in the fourth quarter, there is more to do. Over the coming months, we will continue our work planning the integration of Alliance Systems into Network Engines, while seeking to ensure that each company continues to effectively execute its ongoing sales, marketing and operational plans," concluded Shortell.

    Fiscal Year 2007 Financial Performance

    -- Net revenues for the year ended September 30, 2007 were $119.6 million, compared to $118.7 million for the year ended
        September 30, 2006.

    -- Net income for the year ended September 30, 2007 was $2.5 million, or $0.06 per share and includes stock compensation expense of $2.4 million. This compares to a net loss of ($5.4) million, or ($0.14) per share, including stock compensation expense of $2.8 million, for the fiscal year ended September 30, 2006.

    Business Outlook

    Network Engines currently anticipates the following results for its fiscal 2008 first quarter ending December 31, 2007 including
Alliance Systems since the October 11, 2007 acquisition date, based on current forecasts from certain partners and historical trends.

    --  Net revenues in the range of $52 million to $56 million

    -- Gross profit in the range of 16 percent to 17 percent of net revenues

    -- Operating expenses between $8.5 million and $9.0 million, including an estimated $600,000 of stock-based compensation expense and estimated restructuring charges of $200,000, but excluding amortization of intangible assets related to the acquisition of Alliance Systems as the Company has not yet completed it's analysis to determine the fair value of any acquired intangible assets that would be amortized over the life of such assets

    -- The Company is not able to provide GAAP net income (loss) guidance due to the ongoing analysis to determine the fair value of acquired intangible assets related to the acquisition of Alliance Systems that would be amortized over the life of such assets beginning in the quarter ending December 31, 2007

    -- Net income on a non-GAAP basis, which excludes the estimated stock-based compensation, amortization of intangibles and restructuring charges, between $900,000 and $1.5 million

    "Revenue expectations for the December quarter are based on current forecasts from our OEM partners, the monetization of new partnerships and the integration of Alliance Systems," stated Doug Bryant, Chief Financial Officer. "This guidance does not include cost savings related to the integration of Alliance Systems that we expect to begin to realize in the March 2008 quarter."

    Important Information About Non-GAAP References

    References by Network Engines, Inc. (the "Company") to non-GAAP net income or loss and non-GAAP per share information refer to net income or loss or per share information excluding stock-based compensation expense, amortization of intangible assets and restructuring charges. GAAP requires that these expenses and charges be included in determining net income or loss and per share information. The Company's management uses non-GAAP operating expenses, and associated non-GAAP net income or loss (which is the basis for non-GAAP per share information) to make operational and investment decisions, and the Company believes that they are among several useful measures for an enhanced understanding of our operating results for a number of reasons.

    First, although the Company undertakes analyses to ensure that its stock-based compensation grants are in line with peer companies and do not unduly dilute shareholders, the Company allocates grants and measures them at the corporate level. Second, management excludes their financial statement effect when planning or measuring the periodic financial performance of the Company's functional organizations since they are episodic in nature and unrelated to our core operating metrics. In addition, the Company's management excludes the financial statement effect of these items in evaluating and compensating employees due to the fact that it is difficult to forecast these expenses. Lastly, we believe that providing non-GAAP per share information affords investors a view of results that may be more easily compared to peer companies and enables investors to consider the Company's results on both a GAAP and non-GAAP basis in periods when the Company is undertaking non-recurring activities.

    The Company believes these non-GAAP measures will aid investors' overall understanding of the Company's results by providing a higher degree of transparency for certain expenses, and providing a level of disclosure that will help investors understand how the Company plans and measures its own business. However, non-GAAP net income or loss should be construed neither as an alternative to GAAP net income or loss or per share information as an indicator of our operating performance nor as a substitute for cash flow from operations as a measure of liquidity because the items excluded from the non-GAAP measures often have a material impact on the Company's results of operations. Therefore, management uses, and investors should use, non-GAAP measures only in conjunction with our reported GAAP results.

    Conference Call Details

    In conjunction with this announcement, Network Engines management will conduct a conference call at 10:00 a.m. (ET) today to discuss the company's operating performance and financial outlook. The conference call will be available live via the Internet by accessing the Network Engines' web site at www.networkengines.com. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

    To listen to the conference call via phone, please dial (719) 325-4813 or (877) 718-5092 and reference "Network Engines." For those who cannot access the live broadcast, a replay will be available by dialing (719) 457-0820 or (888) 203-1112 and entering "3013144" from two hours after the end of the call until 11:59 p.m. (ET) on November 16, 2007. The replay will also be available at the Network Engines web site.

    About Network Engines

    Network Engines appliances ease deployment and enhance the manageability and security of mission-critical software applications. Our heritage of providing product and service technologies tailored to support the entire lifecycle of our customers' appliances has made us the appliance partner of choice for software market leaders.

    Founded in 1997, Network Engines is headquartered in Canton,
Massachusetts, and trades on the NASDAQ exchange under the symbol
NENG. For more information about the company's products and services, visit www.networkengines.com.

    Safe Harbor for Forward-Looking Statements

    Statements in this press release regarding the Company's future financial performance, including statements regarding future net revenues, gross profits, operating expenses including stock-based compensation expenses and restructuring charges, amortization of intangible assets, net income (loss), non-GAAP net income, and any other statements about Network Engines' management's future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including those factors contained in the Company's most recent Annual Report on Form 10-K for the year ended September 30, 2006 and the most recent Form 10-Q for the quarter ended June 30, 2007 under the section "Risk Factors" as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Forward-looking statements include statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. The Company assumes no obligations to update the information included in this press release.

    Network Engines and the Network Engines logo are trademarks of Network Engines, Inc. All other trademarks are the property of their respective holders.


                         Network Engines, Inc
           Condensed Consolidated Statements of Operations
                (in thousands, except per share data)
                             (unaudited)


                               Three Months Ended      Year Ended
                               ------------------- -------------------
                               September September September September
                                  30,       30,       30,       30,
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------


Net revenues                     $35,086  $31,343   $119,627 $118,696
Cost of revenues                  28,473   25,848     96,375   98,825
                               --------- --------- --------- ---------

 Gross profit                      6,613    5,495     23,252   19,871
                               --------- --------- --------- ---------

Operating expenses:
 Research and development          2,094    2,189      8,723    8,377
 Selling and marketing             1,402    1,983      6,265   10,522
 General and administrative        1,723    1,756      7,596    7,729
                               --------- --------- --------- ---------

  Total operating expenses         5,219    5,928     22,584   26,628
                               --------- --------- --------- ---------

Income (loss) from operations      1,394     (433)       668   (6,757)
Interest and other income, net       520      223      1,953    1,358
                               --------- --------- --------- ---------

Net income (loss) before
 income taxes                    $ 1,914  $  (210)  $  2,621 $ (5,399)
Provision for income taxes            80       48        119       48
                               --------- --------- --------- ---------

Net income (loss)                $ 1,834  $  (258)  $  2,502 $ (5,447)
                               ========= ========= ========= =========

Net income (loss) per share -
 basic and diluted               $  0.04  $ (0.01)  $   0.06 $  (0.14)
                               ========= ========= ========= =========

Shares used in computing basic
 net income (loss) per share      40,990   38,666     40,637   38,207

Shares used in computing
 diluted net income (loss) per
 share                            41,418   38,666     41,256   38,207


The amounts in the table above include employee stock-based compensation as follows (in thousands):

                               Three Months Ended      Year Ended
                               ------------------- -------------------
                               September September September September
                                  30,       30,       30,       30,
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------

  Cost of revenues               $    47  $    40   $    171 $    181
  Research and development           292      277      1,169    1,112
  Selling and marketing               62      156        305      770
  General and administrative         181      191        801      744
                               --------- --------- --------- ---------

                                 $   582  $   664   $  2,446 $  2,807
                               ========= ========= ========= =========


                        Network Engines, Inc.
           Non-GAAP Financial Measures and Reconciliations
                (in thousands, except per share data)
                             (unaudited)

                               Three Months Ended      Year Ended
                               ------------------- -------------------
                               September September September September
                                  30,       30,       30,       30,
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------


GAAP net income (loss)            $1,834    $(258)    $2,502  $(5,447)
 Stock-based compensation            582       664     2,446     2,807
                               --------- --------- --------- ---------

Non-GAAP net income (loss)        $2,416      $406    $4,948  $(2,640)
                               ========= ========= ========= =========

GAAP basic and diluted net
 income (loss) per share           $0.04   $(0.01)     $0.06   $(0.14)
 Stock-based compensation           0.02      0.02      0.06      0.07
                               --------- --------- --------- ---------

Non-GAAP basic and diluted net
 income (loss) per share           $0.06     $0.01     $0.12   $(0.07)
                               ========= ========= ========= =========

Shares used in computing GAAP
 and non-GAAP basic
  net income (loss) per share     40,990    38,666    40,637    38,207

Shares used in computing GAAP
 and non-GAAP diluted
  net income (loss) per share     41,418    38,666    41,256    38,207


                        Network Engines, Inc.
                Condensed Consolidated Balance Sheets
                            (in thousands)
                             (unaudited)

                                           September 30, September 30,
                                               2007          2006
                                           ------------- -------------

ASSETS

Current assets:

  Cash and cash equivalents                 $   44,403    $     8,014
  Short-term investments                             -         24,804
  Restricted cash                                  247             47
  Accounts receivable, net                      17,511         17,178
  Inventories                                   10,175          8,445
  Prepaid expenses and other current
   assets                                        1,077          1,460
                                           ------------- -------------

 Total current assets                           73,413         59,948

Property and equipment, net                      1,128          1,093
Other assets                                       281             20
                                           ------------- -------------

  Total assets                              $   74,822    $    61,061
                                           ============= =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

   Accounts payable                         $   10,189    $     7,047
   Accrued liabilities                           4,942          3,942
   Capital lease payable                            20             19
   Deferred revenue                              2,839          1,049
                                           ------------- -------------

 Total current liabilities                      17,990         12,057

Capital lease payable                               39             60
Deferred revenue                                 1,285            541
                                           ------------- -------------

  Total liabilities                             19,314         12,658
                                           ------------- -------------

Stockholders' equity:
  Common stock                                     435            418
  Treasury stock                                (2,838)        (2,838)
  Additional paid-in capital                   187,006        182,420
  Accumulated deficit                         (129,095)      (131,597)
                                           ------------- -------------

 Total stockholders' equity                     55,508         48,403

                                           ------------- -------------

  Total liabilities and stockholders'
   equity                                   $   74,822    $    61,061
                                           ============= =============

    CONTACT: Financial Dynamics
             Bob Joyce or Peter Schmidt, 212-850-5600 ir@networkengines.com